Filed Pursuant to Rule 424(b)(3)
Registration No. 333-229624

PROSPECTUS

8,842,717 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale from time to time by the selling stockholder named in this prospectus of up to 8,842,717 shares of our common stock.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled "Plan of Distribution" on page 5. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares by the selling stockholder.

Our common stock is listed on The Nasdaq Capital Market under the symbol "SANW." On February 27, 2019, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.00 per share.

A prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement, and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION ENTITLED "RISK FACTORS" ON PAGE 4 AND THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN ANY OTHER DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2019

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," before buying any of the securities being offered.

Neither we nor the selling stockholder has authorized anyone to provide you with different information, and if anyone provides, or has provided you, with inconsistent information, you should not rely on it. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the "SEC"), and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information." In this prospectus, references to the "Company," "S&W Seed," "registrant," "we," "us," and "our" refer to S&W Seed Company. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "intend," "plan," "believe," "anticipate," "expect," "estimate," "predict," "potential," "continue," "likely," or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in "Risk Factors" below and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus or any applicable prospectus supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

ii

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

Company Overview

Founded in 1980 and headquartered in Sacramento, California, we are a global agricultural company. Grounded in our historical expertise and what we believe is our present leading position in the breeding, production and sale of alfalfa seed, we continue to build towards our goal of being recognized as the world's preferred proprietary forage, grain and specialty crop seed company. In addition to our primary activities in alfalfa seed, we have recently expanded our product portfolio by adding hybrid sorghum and sunflower seed, which complement our alfalfa seed offerings by allowing us to leverage our infrastructure, research and development expertise and our distribution channels, as we begin to diversify into what we believe are higher margin opportunities. We also continue to conduct our stevia breeding program, having been granted four patents by the U.S. Patent and Trademark Office.

Following our initial public offering in fiscal year 2010, we expanded certain pre-existing business initiatives and added new ones, including:

  diversifying our production geographically by expanding from solely producing seed in the San Joaquin Valley of California to initially adding production capability in the Imperial Valley of California, then expanding into Australia (primarily South Australia) and, adding production in other western states and Canada;

  expanding from solely offering non-dormant varieties to now having a full range of both dormant and non-dormant varieties;

  expanding the depth and breadth of our research and development capabilities in order to develop new varieties of both dormant and non-dormant alfalfa seed with traits sought after by our existing and future customers;

  diversifying into complementary proprietary crops by acquiring the assets of a Queensland, Australia company specializing in breeding and licensing of hybrid sorghum and sunflower seed;

  expanding our distribution channels and customer base, initially through the acquisition of the customer list of a key international customer in the Middle East in July 2011, and thereafter, through certain strategic acquisitions;

  expanding our sales geographically both through the expansion of our product offerings and through an expansion of our sales and marketing efforts generally; and

  implementing a stevia breeding program focused on the potential development of new stevia varieties that incorporate the most desirable characteristics of this all-natural, zero calorie sweetener.

We have accomplished these expansion initiatives through a combination of organic growth and strategic acquisitions, foremost among them:

  the acquisition in July 2011 of certain intangible assets, including the customer information, related to the field seed and small grain business of Genetics International, Inc., which had previously operated in the Middle East and North Africa ("MENA") and which began our transition into selling directly to MENA distributors;

  the acquisition of Imperial Valley Seeds, Inc. in October 2012, which enabled us to expand production of non-GMO seed into California's Imperial Valley, thereby ensuring a non-GMO source of seed due to the prohibition on GMO crops in the Imperial Valley, as well as enabling us to diversify our production areas and distribution channels;

  the acquisition of a portfolio of dormant alfalfa seed germplasm in August 2012 to launch our entry into the dormant market;

  the acquisition of the leading local producer of non-dormant alfalfa seed in South Australia, S&W Seed Company Australia Pty Ltd (f/k/a Seed Genetics International Pty Ltd, "S&W Australia") in April 2013, which greatly expanded our production capabilities and geographic diversity;

  the acquisition of the alfalfa production and research facility assets and conventional (non-GMO) alfalfa germplasm from DuPont Pioneer in December 2014, thereby substantially expanding upon our initial entrance into the dormant alfalfa seed market that began in 2012 and enabling us to greatly expand our production and research and product development capabilities;

  the acquisition, in May 2016, of the assets and business of SV Genetics Pty Ltd ("SV Genetics"), a private Australian company specializing in the breeding and licensing of proprietary hybrid sorghum and sunflower seed germplasm, which represents our initial effort to diversify our product portfolio beyond alfalfa seed breeding and production and stevia R&D;

  the acquisition of a portfolio of sorghum germplasm in April 2018 to expand our portfolio of sorghum products to include biofuel types; and

  the acquisition of substantially all of the assets of Chromatin in October 2018, to accelerate and substantially expand our penetration into the hybrid sorghum market, and enable us to expand our production and research and our product development capabilities.

We believe our 2013 combination with S&W Australia created the world's largest non-dormant alfalfa seed company and gave us the competitive advantages of year-round production in that market. With the completion of the acquisition of dormant alfalfa seed assets from DuPont Pioneer in December 2014, we believe we have become the largest alfalfa seed company worldwide (by volume), with industry-leading research and development, as well as production and distribution capabilities in both hemispheres and the ability to supply proprietary dormant and non-dormant alfalfa seed. Our operations span the world's alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, five additional Western states, Australia and three provinces in Canada.

Our May 2016 acquisition of the hybrid sorghum and sunflower germplasm business and assets of SV Genetics, our April 2018 acquisition of a portfolio of sorghum germplasm, and our October 2018 acquisition of the assets and business of Chromatin signal management's commitment to our strategy of identifying opportunities to diversify our product lines and improve our gross margins.

We continue to have a long-term distribution agreement with DuPont Pioneer regarding conventional (non GMO) varieties, the term of which extends into 2024. Our production agreement with DuPont Pioneer (relating to GMO-traited varieties) terminates on May 31, 2019. As a result, DuPont Pioneer's minimum purchase commitments from us will be reduced by approximately $6 million annually, commencing with our Fiscal Year 2020. Although the production agreement will terminate on May 31, 2019, we expect that the DuPont Pioneer distribution agreement will continue to be a significant source of the Company's annual revenue through December 2024.

We are in discussions with DuPont Pioneer regarding the orderly transition of activities previously conducted by us under the production and research agreements (relating to GMO-traited varieties), as well as the possibility of certain ongoing commercial relationships between us relating to GMO-traited varieties, among other things.

Additional Company Information

From 1980 until 2009, our business was operated as a general partnership. We bought out the former partners beginning in June 2008, incorporated in Delaware in October 2009 and completed the buyout of the general partners in May 2010. We reincorporated in Nevada in December 2011.

In April 2013, we, together with our wholly-owned subsidiary, S&W Holdings Australia Pty Ltd, an Australia corporation (f/k/a S&W Seed Australia Pty Ltd), consummated an acquisition of all of the issued and outstanding shares of Seed Genetics International Pty Ltd, an Australia corporation ("SGI"), from SGI's shareholders. In April 2018, SGI changed its name to S&W Seed Company Australia Pty Ltd.

Our principal business office is located at 106 K Street, Suite 300, Sacramento, California 95814, and our telephone is number (559) 884-2535. S&W Australia's principal office space is located in Unley, South Australia. Our website address is www.swseedco.com. The information contained in or accessible through our website does not constitute part of this prospectus.

Selling Stockholder

On September 5, 2018, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with MFP Partners, L.P. ("MFP"), pursuant to which we sold to MFP (i) 1,607,717 shares of our common stock (the "Initial Closing Shares") to MFP at a purchase price of $3.11 per share at an initial closing held on September 5, 2018, for aggregate gross proceeds of approximately $5.0 million, and (ii) 7,235 shares of our newly designated Series A Convertible Preferred Stock at a purchase price of $3,110 per share (the "Preferred Shares") at a second closing completed on October 23, 2018 (the "Second Closing Date"), for aggregate gross proceeds of approximately $22.5 million. At our November 20, 2018 special meeting of stockholders, our stockholders approved the issuance of 7,235,000 shares of our common stock (together with the Initial Closing Shares, the "Shares") to MFP upon conversion of the Preferred Shares, which was effective as of November 20, 2018.

Concurrently with the execution and delivery of the Purchase Agreement, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with MFP. Pursuant to the Registration Rights Agreement, we agreed to, among other things, (i) file a registration statement with the SEC within 75 business days of the Second Closing Date to cover the resale by MFP of the Shares, (ii) cause such registration statement to become effective as soon as practicable following the filing thereof and (iii) take all other actions as may be necessary to keep such registration statement continuously effective during the timeframes set forth in the Registration Rights Agreement. If we fail to comply with certain obligations with respect to filing and securing effectiveness of such registration statement, we would be obligated to pay liquidated damages to MFP in the amount of 1% of MFP's aggregate purchase price of the Shares for each applicable 30 day period, up to an aggregate maximum of 4%, so long as the event giving rise to the damages remains uncured, all as set forth in the Registration Rights Agreement.

The Registration Statement of which this prospectus is a part relates to the resales of the Shares in connection with the transactions described above, with MFP being the selling stockholder.

The Offering
Common stock offered by the selling stockholder	8,842,717 shares

Terms of the offering	The selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in "Plan of Distribution."

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

Risk factors	See "Risk Factors" beginning on page 4, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	SANW

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder.

SELLING STOCKHOLDER

The selling stockholder, or its pledgees, assignees, or successors-in-interest, is offering for resale, from time to time, up to an aggregate of 8,842,717 shares of our common stock. The following table sets forth certain information with respect to beneficial ownership of our common stock as of February 8, 2019 by the selling stockholder, as determined in accordance with Rule 13d-3 of the Exchange Act. This information has been obtained from the selling stockholder or in Schedules 13G or 13D and other public documents filed with the SEC.

	Before Offering(1),(2)			After Offering(1),(2)
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
MFP Partners, L.P. (3),(4)	15,945,017	47.9%	8,842,717	7,102,300	21.3%

(1)

"Beneficial ownership" means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of February 8, 2019, and the percentage is based upon 33,271,678 shares of our common stock outstanding as of February 8, 2019.

(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholder.
(3)

Based solely upon a Schedule 13D/A filed with the SEC on November 21, 2018 by MFP Investors LLC. MFP Investors LLC is the general partner of MFP Partners, L.P. ("MFP"). Michael F. Price is the managing partner of MFP and the managing member and controlling person of MFP Investors, LLC. The address for MFP is 909 Third Avenue, 33rd Floor, New York, NY 10022. Alexander C. Matina, a member of our Board of Directors, is Vice President, Investments of MFP.

(4)

MFP Partners also directly holds a Common Stock Purchase Warrant (the "Warrant"), exercisable for up to 200,000 shares of our common stock. The Warrant is exercisable only to the extent that, upon such exercise, MFP will not own shares in excess of 19.99% of the total number of our outstanding shares immediately after giving effect to the exercise of the Warrant. The total in this table takes into account this limitation. Accordingly, the number and percentage of shares beneficially owned by MFP Partners before the offering does not include the 200,000 shares issuable upon exercise of the Warrant, and the respective number and percentage of shares beneficially owned by MFP Partners after the offering does not include such shares.

Relationship with the Selling Stockholder

As discussed in greater detail above under the section "Prospectus Summary - Selling Stockholder," we have entered into a registration rights agreement with MFP, pursuant to which we agreed to file a Registration Statement to enable the resale of the Shares. Except as noted in the footnotes to the Selling Stockholder table, the selling stockholder has not held any position or office with us or our affiliates within the last three years nor has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest (each, a selling stockholder; provided, that a prospectus supplement naming any such pledgee, assignee or successor-in-interest has been filed with the SEC) may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  in the over-the-counter market;
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing of options, whether such options are listed on an options exchange or otherwise;
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales;
  in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares that may be sold pursuant to this prospectus. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by such selling stockholder.

We have agreed to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which (a) the Shares have been sold or otherwise transferred pursuant to this prospectus; (b) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act; or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the Shares to be offered for resale by the selling stockholder under this prospectus will be passed upon for us by Jolie Kahn, Esq., New York, New York.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

The following documents are incorporated by reference into this document:

  our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 20, 2018, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on October 29, 2018;

  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 13, 2018;

  our Current Reports on Form 8-K (other than information furnished, rather than filed) filed with the SEC on July 3, 2018, July 16, 2018, August 8, 2018, August 20, 2018, September 6, 2018, September 25, 2018, October 26, 2018 (except with respect to Item 7.01 included therein), October 31, 2018, November 21, 2018, December 26, 2018 (except with respect to Item 7.01 included therein), December 28, 2018, January 2, 2019, January 7, 2019 and January 23, 2019; and

  the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 23, 2010 (File No. 001-34719), including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at S&W Seed Company, 106 K Street, Suite 300, Sacramento, California 95814, Attn: Corporate Secretary or telephoning us at (559) 884-2535.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov. We also maintain a website at www.swseedco.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.